EXHIBIT 10.29

BNP PARIBAS
787 Seventh Avenue
New York, New York 10019

October 6, 2009

Aurora Oil & Gas Corporation
4110 Copper Ridge Drive, Suite 100
Traverse City, Michigan 49684
Attention: Chief Financial Officer

Re:  Fee Letter – Administrative Agent and Arranger

Dear Sir or Madam:

Reference is made to the Debtor-In-Possession Credit Agreement, date as of October 6, 2009 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Aurora Oil & Gas Corporation (“Aurora”), as borrower, Hudson Pipeline & Processing Co., LLC, the lenders party thereto (collectively, the "Lenders"), and BNP Paribas, in as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and as sole lead arranger (in such capacity, the “Arranger”).  Capitalized terms used but not defined herein shall have the respective meaning given to them in the Credit Agreement.  This letter agreement (“Fee Letter”) contains the agreement referenced in Section 3.5(c) of the Credit Agreement.

As consideration for BNP Paribas’ agreement to act as Arranger under the Credit Agreement, Aurora hereby irrevocably agrees to pay the Arranger, for its own account, an arrangement fee of 0.50% of the Aggregate Commitments (the “Arrangement Fee”).  The Arrangement Fee shall be due and payable on the Effective Date.

As consideration for BNP Paribas’ agreement to act as Administrative Agent under the Credit Agreement and the other Loan Documents, Aurora irrevocably agrees to pay the Administrative Agent, for its own account, an administrative agency fee in the amount equal to $5,000.00 per month (the “Administrative Agency Fee” and, together with the Arrangement Fee, the “Fees”), which fee will be payable on the Effective Date and monthly in advance on or prior to the beginning of each calendar month prior to the Maturity Date.

In addition, BNP Paribas and the Administrative Agent shall be paid the other fees specified in the Credit Agreement.

Aurora agrees that, once paid, the Fees or any part thereof payable hereunder and under the Credit Agreement shall not be refundable under any circumstances, regardless of whether the transactions or Borrowings contemplated by the Credit Agreement and the other Loan Documents are consummated.  Each of the Fees shall be paid by Aurora without set-off, deduction or counterclaim and shall be free and clear of and without deduction by reason of, any taxes, levies, imports, stamp or other duties, fees or charges.  All Fees payable hereunder and the other fees payable under the Credit Agreement shall be paid in immediately available funds and shall be in addition to  Aurora’s payment and reimbursement obligations to BNP Paribas and the Administrative Agent under Section 6.01(a)(i) and Section 12.03(a) of the Credit Agreement.

Fee Letter

It is understood and agreed that this Fee Letter shall not constitute or give rise to any obligation to provide any financing; such an obligation will arise only to the extent provided in the Credit Agreement if accepted in accordance with its terms.  This Fee Letter may not be amended or waived except by an instrument in writing signed by BNP Paribas, in its capacity as the Administrative Agent and in its capacity as the Arranger, and Aurora.

Each of the parties hereto hereby acknowledges and agrees that (i) this Fee Letter constitutes a Loan Document pursuant to the Credit Agreement and the other Loan Documents and shall be construed, administered and applied as a Loan Document in accordance with the terms and provisions of the Credit Agreement and the other Loan Documents and (ii) the Fees described herein constitutes part of the Indebtedness and shall be construed, administered and applied as a Indebtedness in accordance with the terms and provisions of the Credit Agreement and the other Loan Documents.

This Fee Letter may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement.  Delivery of an executed signature page of this Fee Letter by facsimile or other electronic transmission shall be equally as effective as delivery of a manually executed counterpart hereof.

THIS FEE LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

Each of the parties hereto accepts that this Fee Letter and its contents are subject to the confidentiality provisions of the Credit Agreement.

[signature page begins on next page]

Fee Letter

Please confirm that the foregoing is our mutual understanding by signing and returning to us an executed counterpart of this Fee Letter.

Very truly yours,

BNP PARIBAS,
as Administrative Agent and as Arranger

By:	/s/ Amy Kirschner
Name:	Amy Kirschner
Title:	Managing Director

By:	/s/ Claudia DeSimio
Name:	Claudia DeSimio
Title:	Vice President

Accepted and agreed to as of
the date first written above by:

AURORA OIL & GAS CORPORATION

By:	/s/ Sanford Edlein
Name: Sanford Edlein
Title: Chief Restructuring Officer

Fee Letter